UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2025

Abacus Global Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-39403 (Commission File Number)	85-1210472 (I.R.S. Employer Identification Number)

2101 Park Center Drive, Suite 200
Orlando, Florida 32835
(800) 561-4148

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Capital Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Capital Market LLC
9.875% Fixed Rate Senior Notes due 2028	ABLLL	The NASDAQ Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

On July 30, 2025, Abacus Global Management, Inc., a Delaware corporation (the “Company”), issued a press release announcing the closing of the Company’s previously announced exchange offer (the “Offer”) relating to its outstanding (i) public warrants to purchase shares of common stock of the Company, par value $0.0001 per share (“common stock”), which warrants trade on The Nasdaq Capital Market under the symbol “ABLLW” (the “public warrants”), and (ii) private placement warrants to purchase shares of common stock (the “private placement warrants” and, together with the public warrants, the “warrants”). The Company also announced the closing of the consent solicitation related to the Offer, which solicited consents from holders of the warrants to amend the warrant agreement that governs all of the warrants to permit the Company to require that each warrant that is outstanding upon the closing of the Offer be exchanged for 0.207 shares of common stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (such amendment, the “Warrant Amendment”). The Company issued 4,183,160 shares of common stock in exchange for the warrants tendered in the Offer. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

On July 30, 2025, the Company entered into the Warrant Amendment and exercised its right, in accordance with the terms of the Warrant Amendment, to exchange each warrant that is outstanding upon the closing of the Offer for 0.207 shares of common stock per warrant (the “Post-Offer Exchange”). The Company fixed the date for the Post-Offer Exchange as August 14, 2025.

As a result of the completion of the Offer and the Post-Offer Exchange, no warrants will remain outstanding. Accordingly, the public warrants are expected to be suspended from trading on the Nasdaq as of the close of business on August 14, 2025, and will be delisted. The shares of common stock will continue to be listed and trade on the Nasdaq under the symbol “ABL.” Following completion of the Offer, there are approximately 102,050,981 shares of common stock outstanding (an increase of approximately 4% from prior to the closing of the Offer), and following completion of the Post-Offer Exchange there will be approximately 102,555,154 shares of common stock outstanding (an increase of approximately 5% from prior to the closing of the Offer and the Post-Offer Exchange).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description

99.1	Abacus Global Management, Inc. press release, dated July 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abacus Global Management, Inc.

Date: July 31, 2025	By:	/s/ Jay Jackson
	Name:	Jay Jackson
	Title:	Chief Executive Officer